Exhibit 10.15

HOLDBACK ESCROW AGREEMENT

THIS HOLDBACK ESCROW AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2015, by and among CHICAGO TITLE AND TRUST COMPANY (“Escrow Holder”), CBL/SETTLERS RIDGE, GP, LLC, a Pennsylvania limited liability company (“Settlers Ridge GP I”), CBL/SETTLERS RIDGE LP, LLC, a Pennsylvania limited liability company (“Settlers Ridge LP I”; and collectively with Settlers Ridge GP I, “Settlers Ridge Seller I”) SETTLERS RIDGE MANAGEMENT, GP, LLC, a Pennsylvania limited liability company (“Settlers Ridge GP II”), SETTLERS RIDGE MANAGEMENT LP, LLC, a Pennsylvania limited liability company (“Settlers Ridge LP II”; and collectively with Settlers Ridge GP II, “Settlers Ridge Seller II”; and collectively with Settlers Ridge Seller I, “Settlers Seller”), and O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company (“Milford Seller”; and collectively with Settlers Seller, “Seller”), as seller, and INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Settlers Ridge Purchaser”), and IREIT MILFORD MARKETPLACE, L.L.C., a Delaware limited liability company (“Milford Purchaser”; and collectively with Settlers Ridge Purchaser, “Purchaser”).

W I T N E S S E T H:

Seller and Purchaser entered into that certain Purchase and Sale Agreement and Escrow Instructions, dated as of August 21, 2015 as amended and assigned (the “Purchase Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase, all of Seller’s respective right, title and interest in and to the Property (as defined in the Purchase Agreement);

WHEREAS, Seller agreed in accordance with Article 28 of the Purchase Agreement to post a Holdback (as defined in the Purchase Agreement) with Escrow Holder in an aggregate amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00); and

WHEREAS, Escrow Holder is willing to hold the Holdback in escrow on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1.               All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

2.               Escrow Holder hereby acknowledges receipt of the Holdback to be held in escrow in accordance with the terms and conditions of this Agreement.

(a)                                 Escrow Holder shall hold the Holdback, together with all interest earned thereon, in Escrow Holder’s escrow account at Bank of America or another New York Clearing House Bank selected by Escrow Holder and approved by Seller (the “Escrow Account”) and shall cause the Holdback to earn interest at such bank’s then-prevailing insured money market rates on deposits of similar size. Escrow Holder shall have no liability for any fluctuations in the interest rate paid by such bank on the Holdback, and is not a guarantor thereof. Any interest shall accrue to the benefit of Seller. Seller shall provide Escrow Holder with a W-9 form for the Escrow Account.

(b)                                In the event that Purchaser has not provided written notice of any Claim (as hereinafter defined) containing a description of the specific nature of such Claim, to Seller (i) asserting a breach of Seller’s representations and warranties set forth in Section 10.3 of the Purchase Agreement, (ii) relating to Seller’s obligations set forth in Section 7.2 of the Purchase Agreement, in Paragraph 2 of the Assignment of Partnership Interest, in Paragraph 1 of the Ground Lease Assignment Agreement, or in Paragraph 3 of the Milford Assignment and Assumption Agreement, or (iii) requesting reimbursement prior to the expiration of the Entity Representations Survival Period (as defined in the Purchase Agreement) for the actual, out-of-pocket legal fees (such reimbursable amount not to exceed TWENTY THOUSAND AND 00/100 DOLLARS ($20,000.00)) theretofore incurred by Purchaser in defending a claim by Recreational Equipment, Inc. relating to the facts alleged in that certain letter dated September 16, 2015 (each, a “Claim”; and such notice, a “Claim Notice”) after the Closing and prior to the expiration of the applicable survival period set forth in the Purchase Agreement (the “Survival Period”), then on August 22, 2016 (the “First Release Date”), Escrow Holder is hereby instructed to release the Holdback and all accrued interest to Seller. In the event that Purchaser shall have sent a Claim Notice after the Closing and prior to the end of the applicable Survival Period, then Escrow Holder shall continue to hold the Holdback and all accrued interest; provided, however, that if Purchaser shall not have commenced a legal proceeding with respect thereto within thirty (30) days after the expiration of the applicable Survival Period (the “Legal Proceeding Period”; and the day immediately following the last day of the Legal Proceeding Period applicable to the Entity Representations Survival Period, the “Second Release Date”), then Seller may at any time on or after the Second Release Date, direct that Escrow Agent release the Holdback and all accrued interest. If the amount of the Claim claimed in such Claim Notice(s) is less than the Holdback, then Purchaser and Seller each agree to direct Escrow Holder to release to Seller the portion of the Holdback, including the pro rata portion of all accrued interest, in excess of the collective amount of such Claims no later than the First Release Date. Upon the final determination or settlement of all Claims asserted in such Claim Notice(s) prior to the end of the applicable Survival Period that are the subject of legal proceedings commenced prior to the end of the Legal Proceeding Period, the amount of the Holdback not required to be disbursed to Purchaser pursuant to such final determination or settlement, in the aggregate, shall be released to Seller by Escrow Holder, and Purchaser and Seller each agree to direct Escrow Holder to do so.

(c)                                 If Escrow Holder receives a written request signed by Purchaser stating that Purchaser is entitled to the Holdback, Escrow Holder shall mail (by reputable overnight courier) a copy of such request to Seller. Seller shall have the right to object in good faith to such request for the Holdback by written notice of objection delivered to and received by Escrow Holder (with a copy to Purchaser) not later than ten (10) business days after the date of Escrow Holder’s mailing of such copy to Seller, but not thereafter. If Escrow Holder shall not have so received a written notice of objection from Seller, Escrow Holder shall deliver the Holdback to Purchaser. If Escrow Holder shall have received a written notice of objection within the time herein prescribed, Escrow Holder shall refuse to comply with any requests or demands on it and shall continue to hold the Holdback, together with any interest earned thereon, until Escrow Holder receives either (A) a written notice signed by both Seller and Purchaser, stating who is entitled to the Holdback, or (B) a final order of a court of competent jurisdiction directing disbursement of the Holdback in a specific manner, in either of which events Escrow Holder shall then disburse the Holdback in accordance with such notice or order. Escrow Holder shall not be or become liable in any way or to any person for its refusal to comply with any such requests or demands unless and until it has received a direction of the nature described in clauses (A) and (B) immediately above.

(d)                                Seller and Purchaser agree, that notwithstanding anything to the contrary in the Purchase Agreement, (i) the Holdback shall also be available to reimburse as provided in Section 2(b)(iii) hereof, and (ii) Purchaser’s time period to commence a legal proceeding relating to a Claim shall expire on the thirtieth (30th) day following the expiration of the applicable Survival Period.

3.               Any notice to Escrow Holder shall be sufficient only if received by Escrow Holder within the applicable time period set forth herein. All mailings and notices from Escrow Holder to Seller and/or Purchaser, or from Seller and/or Purchaser to Escrow Holder, provided for in this Agreement shall be addressed to the party to receive such notice at its notice address set forth in Section 7 hereof (with copies to be similarly sent to the additional parties therein indicated).

4.               Notwithstanding the foregoing, if Escrow Holder shall have received a written notice of objection as provided for in Section 2(c) above within the time therein prescribed, or shall have received at any time before actual disbursement of the Holdback, a written notice signed by either Seller or Purchaser disputing entitlement to the Holdback, or shall otherwise believe in good faith at any time that a disagreement or dispute has arisen between the parties hereto over entitlement to the Holdback (whether or not litigation has been instituted), Escrow Holder shall have the right, upon written notice to both Seller and Purchaser, (i) to deposit the Holdback with the Clerk of the Court in which any litigation is pending and/or (ii) to take such reasonable affirmative steps as it may, at its option, elect in order to terminate its duties as Escrow Holder, including, without limitation, the depositing of the Holdback with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party, and thereupon Escrow Holder shall be released of and from all liability hereunder except for any previous gross negligence or willful misconduct. Escrow Holder shall be permitted to use the Holdback to pay any Escrow Holder Expenses (as defined below), subject to Purchaser’s obligation to reimburse Seller for its fifty percent (50%) portion as provided in Section 6 below.

5.               Escrow Holder is acting hereunder for a charge of $350.00, to be paid fifty percent (50%) by each of Seller and Purchaser at the Closing under the Purchase Agreement. It is understood and agreed that Escrow Holder shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law. Escrow Holder shall not incur any liability in acting upon any document or instrument believed thereby to be genuine. Escrow Holder is hereby released and exculpated from all liability hereunder, except only for willful misconduct or gross negligence.

6.               Escrow Holder may assume that any person purporting to give it any notice on behalf of any party has been authorized to do so. Escrow Holder shall not be liable for, and Seller and Purchaser each hereby severally agrees to indemnify Escrow Holder against fifty percent (50%) of any loss, liability or expense, including reasonable attorney’s fees (either paid to retained attorneys or representing the fair value of legal services rendered by Escrow Holder to itself), arising out of any dispute under this Agreement, including the cost and expense of defending itself against any claim arising hereunder (collectively, “Escrow Holder Expenses”).

7.               All notices, certificates and other communications permitted hereunder shall be in writing and may be served and given personally (with signed delivery receipt obtained) or by reputable overnight courier, addressed as follows and shall be deemed delivered as set forth in the Purchase Agreement:

To Purchaser:

Matthew Tice

Inland Real Estate Acquisitions, Inc.

2500 Legacy Drive, Suite 212

Frisco, Texas 75034

Email: Tice@inlandgroup.com

With a copy to:

Brett Smith

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 218-2885

Email: brett.smith@inlandgroup.com

To Seller:

c/o O’Connor Capital Partners

535 Madison Avenue

6th Floor

New York, NY 10022

Attn: Joshua Lerner

Telephone: (212) 308-7700

Email: jlerner@oconnorcp.com

With a copy to:

Wafra Investment Advisory Group, Inc.

345 Park Avenue

41st Floor

New York, NY 10154-0101

Attn: Yvonne M. Compitello

Telephone: (212) 759-3700
Email: y.compitello@wafra.com

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022
Attn: John L. Opar

Telephone: (212) 848-7697

Email: jopar@shearman.com

To Escrow Holder:

Nancy Castro

Chicago Title Insurance Company

10 S. LaSalle Street, Suite 3100
Chicago, Illinois 60603

Telephone: (312) 223-2709

Email: nancy.castro@ctt.com

Each party may, by notice as aforesaid, designate any other person or persons and/or other address or addresses for the receipt of notices. Copies of all notices, certificates or other communications relating to this Agreement in respect to which Escrow Holder is not the addressee or sender shall be sent to Escrow Holder in the manner hereinabove set forth.

8.               This Agreement shall be binding on and inure to the benefit of all parties hereto and their respective successors and permitted assigns and may not be modified or amended orally, but only in writing signed by all parties hereto. Neither Seller nor Purchaser may assign its rights or obligations under this Agreement to any party, except that Purchaser may assign this Agreement to a party to whom Purchaser assigns its right, title and interest in, to and under the Purchase Agreement to the extent permitted thereunder and no permitted assignment by Purchaser shall be effective unless and until such party shall have delivered to Escrow Holder (i) written notice of such assignment and (ii) an assumption agreement with respect to all of the obligations of the assigning party hereunder.

9.               The undersigned hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement.

10.            Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is held to be unlawful, invalid or unenforceable by a court of competent jurisdiction, to the extent permitted by law, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

11.            This Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.

12.            Notwithstanding anything herein to the contrary, interest earned on the Holdback shall be disbursed to the party entitled to the Holdback or, if both parties are entitled to a portion of the Holdback, the interest earned on the Holdback shall be disbursed ratably based on the portion of the Holdback received by each such party.

13.            Nothing herein is intended to modify or amend the provisions of the Purchase Agreement except as provided in Section 2(d) of this Agreement, and in the event of a conflict between the provisions hereof and the provisions of the Purchase Agreement as to rights or obligations of Purchaser and Seller, the provisions of the Purchase Agreement shall govern except as provided in Section 2(d) of this Agreement. Seller and Purchaser each agrees that it will not give any notice or require or make any demands or objections in respect of the Holdback or any part thereof which is contrary to or inconsistent with the provisions of the Purchase Agreement except as provided in Section 2(d) of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.

SELLER: CBL/SETTLERS RIDGE GP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE (GP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

CBL/SETTLERS RIDGE LP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE (LP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

SETTLERS RIDGE MANAGEMENT GP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE II (GP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

SETTLERS RIDGE MANAGEMENT LP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE II (LP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company

By:	/s/ William Q. O’Connor
Name:	William Q. O’Connor
Title:	President & CEO

PURCHASER: INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ David Z. Lichterman
Name:	David Z. Lichterman
Title:	Vice President, Treasurer & CAO

IREIT MILFORD MARKETPLACE, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Title:	Vice President, Treasurer & CAO

Acknowledged and Accepted:

CHICAGO TITLE AND TRUST COMPANY,
as Escrow Holder

By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
Title:	Vice President